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                                                                    Exhibit 21.1
                                                                    ------------


                          SUBSIDIARIES OF THE COMPANY


                NAME                                 JURISDICTION

          ADV Engineering                                France
   Alacrity Communications, Inc.                       California
           Easics, N.V.                                  Belgium
    Horizon Semiconductors, Inc.                        Virginia
         TranSwitch II Corp.                            Delaware
         TranSwitch III, Inc.                           Delaware
      TranSwitch Europe N.V./S.A.                        Belgium
   TranSwitch India Private Limited                       India
     TranSwitch International Corp.                     Delaware
           TranSwitch SA                              Switzerland